Exhibit 10.40
GROUND LEASE AGREEMENT
          THIS GROUND LEASE AGREEMENT (this “Lease”) is made and entered into as of this 20th day of March, 2008, by and between Indian Hills Trading Company, LLC, an Idaho limited liability company (the “Landlord”), and Campus Crest Development, LLC, a North Carolina limited liability company (the “Tenant”), as follows:
WITNESSETH:
          1. Premises. Landlord does hereby demise and lease unto Tenant that certain real property, consisting of approximately 14.1 acres, located in Moscow, Latah County, Idaho, which is more particularly described or depicted on Exhibit A attached hereto and made a part hereof (the “Land”), together with (i) all easements and other appurtenances to the Land; and (ii) all permits, approvals and other development rights relating to the Land, including sanitary sewer capacities and pressures, drainage, water and other utility facilities benefiting the Land (collectively, the “Premises”). The final legal description of the Land shall be determined by the Survey (as defined in Section 3(b) below).
          2. Term. TO HAVE AND TO HOLD the Premises exclusively for an initial term of ninety-nine (99) years (the “Initial Term”), commencing on the Effective Date (as defined below), as it may be extended pursuant to Section 4 below.
          3. Inspections.
          (a) Inspection Period. Tenant shall have one hundred twenty (120) days from the date Tenant receives a fully executed original of this Lease (the “Inspection Period”) as a due diligence period, during which time Tenant shall be permitted to conduct all inspections and investigations necessary in order to determine if the Premises are acceptable to Tenant. Tenant, its employees, agents or designees shall further have the right of ingress and egress over and through the Premises for the purpose of inspection, appraising, soil and environmental testing, testing for the drainage, surveying, preparing engineering or architectural drawings, and any other activities reasonably necessary to assess the Premises, including the review of the Title Commitment, as hereafter defined, and the satisfactory completion of the governmental permitting process (collectively, the “Inspections”). Within five (5) business days following the date Tenant receives a fully executed original of this Lease (the “Document Delivery Date”), Landlord shall make available to Tenant copies of those items listed on Exhibit B attached hereto and made a part hereof, which Landlord has in its possession or which it may be able to reasonably obtain (collectively, the “Landlord Deliverables”). Landlord acknowledges that the Landlord Deliverables are critical to Tenant’s Inspections, and as a result, the Inspection Period will be extended automatically one day for each day that the delivery of the Landlord Deliverables is delayed past the Document Delivery Date. Landlord shall cooperate with Tenant during the Inspection Period by responding, to the best of its knowledge, to all questions and inquiries made by Tenant relating to the Premises. In the event Tenant determines, for any reason whatsoever or for no reason at all, that the Premises are not acceptable to Tenant, Tenant may terminate this Lease prior to the end of the Inspection Period, by providing written notice of such termination to Landlord. If Tenant so terminates this Lease, all obligations of Landlord and

Tenant hereunder shall immediately cease. Tenant shall have the right to extend the Inspection Period for two thirty (30)-day periods, if necessary, to enable Tenant to complete its Inspections. All issues and contingencies shall be deemed waived at the end of the Inspection Period, as may be extended. If Tenant does not terminate this Lease on or before the end of the Inspection Period, as extended, then this Lease shall become fully effective. The “Effective Date,” as used herein, shall be the day immediately following the last day of the Inspection Period.
          (b) Title Commitment and Survey.
               (i) Tenant shall obtain (a) a title insurance commitment for the Premises (the “Title Commitment”) issued by Chicago Title Insurance Company (the “Title Company”) in the amount of the leasehold interest in the Premises, committing to insure Tenant against loss on account of any defect or encumbrance in the title, unless herein excepted and (b) an ALTA survey of the Premises, certified to Tenant, the Title Company and Tenant’s lender (the “Lender”) in accordance with the Lender’s survey requirements (the “Survey”). Landlord shall be responsible for the payment of the title insurance premium for Tenant’s leasehold title insurance policy in an insured amount up to $1,000,000 with Tenant being responsible for any premium due on any title insurance coverage obtained in excess of $1,000,000 and the title search and abstract fees associated with said title insurance policy.
               (ii) If a search of the title discloses judgments, bankruptcies or other liens against other persons having names the same as or similar to that of Landlord, Landlord, on request, shall deliver to Tenant and the Title Company affidavits showing that such judgments, bankruptcies or other liens are not against Landlord.
               (iii) On the Effective Date, Landlord shall deliver to Tenant, with a copy thereof to the Title Company, an affidavit with respect to (i) mechanic’s liens, certifying that as of the Effective Date there are no known unpaid bills rendered or to be rendered for services performed or materials furnished to the Premises and (ii) parties in possession, certifying that on the Effective Date, there are no parties other than Landlord in possession of the Premises.
               (iv) If the Premises are subject to a mortgage, Landlord, no later than the Effective Date, shall either cause the mortgage to be released as to the Premises or shall deliver to Tenant a subordination, non-disturbance and attornment agreement in recordable form, satisfactory to Tenant and executed by the mortgagee, acknowledging and agreeing that the foreclosure of the mortgage shall not eliminate or affect this Lease.
               (v) The Premises are being leased subject to any specific matters set forth in the Title Commitment and the Survey unless written objections of the same (the “Title Objections”) are delivered to Landlord during the Inspection Period. Landlord shall have until the end of the Inspection Period to either cure the Title Objections or notify Tenant of which Title Objections it will not cure. Should Landlord notify Tenant that it will not cure any timely made Title Objections or should Landlord fail to timely cure any timely made Title Objections, Tenant shall have the right to (i) accept said uncured Title Objections and continue with this Lease or (ii) terminate this Lease upon written notice to Landlord prior to the end of the Inspection Period.

          (c) Regulatory Approval. Tenant’s obligation to lease the Premises is subject to Tenant having received, prior to the expiration of the Inspection Period, all necessary approvals and permits, including site plan approvals, from all applicable governmental authorities to operate a student housing apartment complex on the Premises.
          (d) Zoning. Tenant’s obligation to lease the Premises is subject to Tenant having received, prior to the expiration of the Inspection Period, all necessary approvals and permits, including site plan approvals, from all applicable governmental authorities to operate a student housing apartment complex on the Premises and adequate evidence (as determined by Tenant in its sole and absolute discretion) that the Premises are zoned in such a manner that the operation of a student housing apartment complex on the Premises will comply with any and all applicable use restrictions affecting the Premises. Landlord agrees to cooperate with Tenant in applying for any necessary rezoning of the Premises such that the operation of a student housing apartment complex on the Premises will comply with any and all applicable use restrictions affecting the Premises.
          (e) Site Inspection Report. Tenant’s obligation to lease the Premises is subject to Tenant having received, prior to the expiration of the Inspection Period, a satisfactory site inspection report, as determined by Tenant in its sole discretion, from its architect/engineer.
          (f) Permitting. Tenant’s obligation to lease the Premises is subject to Tenant having received, prior to the end of the Inspection Period, evidence satisfactory to Tenant that all grading, building, traffic and other permits and licenses that are necessary for Tenant’s intended use have been, or will be, granted by the applicable governmental entity.
          The above described additional inspections shall be deemed Inspections, and shall be subject to review and approval as provided in Section 3(a) above.
          4. Lease Extension Option.
          (a) Tenant, being not in default in the keeping and performing of any of the conditions and covenants of this Lease, shall have the option and privilege of an extended term hereof for an additional twenty-five (25) years (the “Extended Term”), commencing at midnight on the day on which the Initial Term of this Lease terminates.
          (b) Tenant shall provide Landlord with notice of its intent to extend the term of this Lease no less than ninety (90) days prior to the end of the Initial Term. As used herein “Term” shall mean individually, the Initial Term and the Extended Term, and collectively, both of such terms.
          5. Rental. Tenant hereby covenants and agrees to pay to Landlord as rent for the Premises, the following:
          (a) Commencing on the earlier of (i) the Rent Commencement Date or (ii) the date on which Tenant begins grading the Land in preparation for the construction of the intended improvements thereon, the sum of Seventy-Eight Thousand and 00/100 Dollars ($78,000.00) per annum, payable at the rate of Six Thousand Five Hundred and 00/100 Dollars ($6,500.00) per month, for the first two (2) years of the Initial Term (the “Base Rent”). As used herein, “Rent

Commencement Date” shall mean the first day of the first full month following the end of the Inspection Period.
          (b) Commencing on the second anniversary of the Rent Commencement Date, the annual Base Rent will be adjusted to an amount equal to One Hundred Forty-Four Thousand and 00/100 Dollars ($144,000.00) per annum, payable at the rate of Twelve Thousand and 00/100 Dollars ($12,000.00) per month.
          (c) It is agreed by Landlord and Tenant that the aforesaid rents shall be paid in equal monthly installments, in advance, on the first day of each and every month during the Term of this Lease. Any Base Rent due for a partial calendar month shall be prorated based on the number of days in the month.
          6. Taxes and Assessments.
          (a) Landlord agrees to pay and discharge all taxes, assessments, rates, charges for revenue, imposts, and all levies general and special, ordinary and extraordinary, of any name, nature and kind whatsoever, which may be fixed, charged, levied, assessed or otherwise imposed upon the Premises or upon any or all buildings or improvements thereon (the “Taxes”), before same become delinquent, and upon demand of Tenant, Landlord shall provide evidence showing the payment thereof.
          (b) In addition to the rental hereinbefore provided to be paid, Tenant agrees to reimburse Landlord for the difference between the Taxes paid by Landlord from time to time as provided in Section 6(a) above and the amount which Landlord paid for such Taxes immediately prior to the Effective Date within ten (10) business days of receipt of evidence that Landlord has paid the Taxes in full. Tenant shall not be required to reimburse Landlord for any income, inheritance, estate, or succession tax, or any other tax in the nature of such described taxes, or any other tax which may be levied or assessed against Landlord with respect to or because of the income derived from this Lease; nor shall Tenant be required to reimburse Landlord for any corporate franchise or excise tax which may be levied or assessed against any corporate successor or successors in the interest of Landlord, or any tax which may at any time during the Term of this Lease be required to be paid upon any gift, devise, deed, mortgage, descent, or other alienation of any part or all of the Premises or property by Landlord
          (c) In the event any taxes or assessments fixed, charged, levied, assessed, or otherwise imposed upon the Premises, or on the buildings or improvements erected thereon, are permitted to be paid in installments, then Landlord shall have the right to pay same in installments, as the same shall fall due.
          (d) It is understood and agreed, however, that either party may, if in good faith it believes any such tax, assessment, lien or charge which it is obligated by the terms of this Lease to pay is invalid, excessive, or unenforceable, in whole or in part, protest against and contest the validity, amount and enforceability thereof. In such case such objecting party may, before the date of delinquency of any such tax, assessment, lien or charge, take appropriate action to protest and object thereto, and if such protest and objection be overruled or denied, such objecting party may contest or review such denial or ruling by legal proceedings or in such other manner as such objecting party deems suitable, which proceeding if instituted shall be conducted solely at such objecting party’s own expense and free of expense to the non-objecting party. If any such taxes, assessments or charges shall, as a result of such proceedings or otherwise, be reduced, cancelled, set aside or to any extent discharged, Landlord shall pay the amount that shall be finally assessed or imposed against the Premises, or be adjudicated to be due and payable on any such disputed or contested items, and Tenant shall reimburse Landlord in the manner provided in Section 6(b) above. In respect to any such tax, assessment or charge which shall be the subject of a contest under and pursuant to this Section, the non-payment thereof shall not be regarded as a breach of any covenant of this Lease so long as both parties shall comply with the terms of this Section. Landlord, in all events, however, shall pay any such charges if payment be required in order to prevent the divesting of Landlord’s and/or Tenant’s title or other interest in the Premises.
          (e) Taxes assessed prior to the Rent Commencement Date, but payable in whole or in installments after the Rent Commencement Date, and assessments which are covered by bond, shall be adjusted and prorated. Landlord shall pay the prorated share thereof for the period prior to the Rent Commencement Date, and such Taxes shall not be subject to reimbursement. Following the Rent Commencement Date, Landlord shall pay the prorated share thereof for the Term of this Lease subject to reimbursement as provided in Section 6(b) above.
          (f) Taxes assessed during the Term of this Lease, but payable in whole or in installments after the termination of this Lease, and assessments which are covered by bond, shall be adjusted and prorated. Landlord shall pay the prorated share thereof for the period subsequent to the Term, and such Taxes shall not be subject to reimbursement. During the Term of this Lease, Landlord shall pay the prorated share thereof subject to reimbursement as provided in Section 6(b) above.
          (g) In the event Landlord fails to pay taxes, assessments, rates, charges for revenue, imposts and levies as provided hereinabove, Tenant shall have the option to pay such taxes, and any sums so expended shall become due as additional rental with interest on said sum at the rate of six percent (6%) per annum until paid.
          7. Covenants by Landlord. Landlord hereby covenants and agrees with Tenant that:
          (a) Peaceful Possession: Tenant, as long as it pays the rents and performs the covenants herein contained on its part to be paid and performed, may lawfully, quietly and peaceably occupy and enjoy the Premises during the term herein and hereby specified, without any let, hindrance, or molestation by or on the part of Landlord or anyone claiming through Landlord.
          (b) Warranty of Title: Landlord warrants and represents that it is the owner in fee simple of the Premises, that it has good, marketable and insurable title thereto, and has the right to make this Lease for the term and on the conditions herein set forth, and that the Premises are free and clear of all mortgages, liens and encumbrances of every kind and nature except current taxes not yet due and payable.

          (c) Warranty Against Encumbrances: Landlord further covenants and warrants that this Lease is not subject and subordinate to any liens or encumbrances whatsoever except current taxes, not yet due and payable.
          (d) Intentionally Deleted.
          (e) Mechanic’s Liens. No act or omission has occurred with respect to the Premises and no materials or services have been furnished or delivered on or to the Premises which would create or otherwise encumber the Premises with any mechanics, materialmen, laborer, or other similar type of lien after the date hereof.
          (f) Litigation. There is no pending claim, litigation or other proceeding whether in a court of law or other venue that currently affects or potentially could affect the Premises.
          (g) Intentionally Deleted.
          (h) Intentionally Deleted.
          (i) Intentionally Deleted.
          8. Covenants By Tenant. Tenant hereby covenants and agrees with Landlord that:
          (a) Rent: It will pay all sums of money agreed to be paid to Landlord as rent or otherwise at the times and in the amount and in the manner as hereinabove provided, and will faithfully and promptly perform each and every one of the covenants herein contained and provided to be kept and performed by it.
          (b) Utilities: Tenant shall pay all utility charges used on or arising from the operation of the Premises, including, but not limited to, all charges for gas, electricity, water, garbage and trash collection, and sewerage, during the Term of this Lease.
          (c) Upkeep: Tenant will keep the interior and exterior of all buildings erected on the Premises in good, clean and sanitary condition, and shall make all repairs, ordinary as well as extraordinary, structural or otherwise, necessary to keep same in good condition, reasonable wear and tear and damage by fire or other unavoidable casualty only excepted, and at the termination of this Lease, by expiration of time or otherwise, will deliver the Premises and the improvements thereon to Landlord in good condition, reasonable wear and tear and damage by fire or other unavoidable casualties excepted.
          (d) Waste: Tenant will not commit or suffer any waste of the Premises and will not use, or permit any part of the Premises to be used, for any illegal or immoral purpose, or in such way as to constitute a public nuisance, and it will, at its own expense, observe and comply with all laws, ordinances, and regulations of all duly constituted governmental authorities relating to the Premises or any improvements thereon.
          9. Personal Property, Subordination of Landlord’s Lien.

          (a) Any personal property, furniture and furnishings installed by Tenant or its subtenants on the Premises during the Term shall remain Tenant’s or the subtenant’s property and may be removed by Tenant or the subtenants, provided that Tenant repairs, at its sole cost and expense, any damage to the Premises caused by such removal and provided that such removal does not diminish the value or usefulness of the Premises as student housing.
          (b) Intentionally Deleted.
          10. Insurance.
          (a) Prior to the commencement of any construction of the initial improvements, Tenant or its general contractor shall obtain public liability insurance, all risk builder’s risk insurance and workmen’s compensation insurance to cover every contractor to be employed and shall deliver certificates of such to Landlord naming Landlord as additional insured on the public liability and builder’s risk insurance coverages. Tenant, at all times during the Term, and at its expense, will procure, maintain and keep in force, comprehensive, general liability insurance for claims for bodily or personal injury, death or property damage, occurring in or about the Premises, with limits of not less than $2,000,000 combined single limit, which may be a combination of primary and umbrella liability coverage. Tenant will have Landlord named as an additional insured thereunder. Tenant shall at all times during the Term, at its own expense, keep in full force and effect all risk, fire and extended coverage insurance in amounts equal to the full insurable value of the buildings including all alterations, additions and improvements. Certificates of such insurance will be delivered to Landlord. The policy or policies of insurance will be issued by a company or companies licensed in the State wherein the Premises are situated.
          (b) In the event of a loss, the proceeds from said insurance policies shall be payable directly to Tenant, and, as soon as is reasonably possible after receipt of such insurance proceeds, Tenant shall, in its sole discretion, either restore the improvements on the Premises or raze the damaged improvements and clear the portion of the Premises on which the damaged improvements are located.
          (c) Tenant shall have the exclusive right to adjust any loss occurring to the building or improvements on the Premises with the insurance companies insuring the buildings and improvements at such time.
          11. Indemnity. Tenant shall indemnify and save harmless Landlord against and from any and all claims made or actions brought by any person arising from conduct or management of any work, or from any accident, injury, death or damage in or about the Premises, provided that Landlord, if such claim is made upon Landlord, shall give Tenant prompt notice of any such claim and opportunity to defend the same for Landlord, if such claim is made against Landlord, and in such case Landlord agrees to cooperate with Tenant in such defense, and if any action or proceedings be brought against Landlord by reason of any such claims, Landlord agrees to give Tenant and any Mortgagee (as hereafter defined) notice of the same forthwith, and Tenant shall have the responsibility of resisting or defending such action or proceeding at Tenant’s expense. Notwithstanding anything herein to the contrary, Tenant shall not indemnify Landlord from any claims and/or actions arising out of Landlord’s gross negligence or willful misconduct.
          12. Assignment, Subletting, Licensing, Reorganization, Merger or Consolidation.
          (a) Tenant shall have the right to assign this Lease (including all improvements) or sublet the Premises (including all improvements) during the Term of this Lease, PROVIDED, HOWEVER, that Tenant shall continue to be liable under this Lease in the event of the default on the part of the assignee or subtenant in performing the terms and obligations of this Lease up to the date of such assignment to such subtenant.
          (b) It is understood and agreed that during the Term hereof, Tenant shall have the right to sublet portions of the Premises (including all improvements) to sublessees and/or to grant concessions in the Premises to concessionaires and/or to license departments in the Premises to licensees; it being understood, however, that by reason of such subletting, concessions and/or licensing, Tenant herein shall not be relieved of liability hereunder.
          (c) In the event the Tenant is reorganized, merged or consolidated with any other corporation or legal entity, the resulting or surviving corporation or legal entity, which as the result of such reorganization, merger or consolidation succeeds to substantially all of the assets or business of the Tenant, shall automatically and without the necessity of a further assignment become the Tenant of this Lease in accordance with and subject to all of its terms, provisions and conditions.
          13. Mortgage of Leasehold. In addition to any other right herein granted, Tenant shall at all times have the right, without any consent on the part of Landlord being required, to convey or encumber by mortgage, deed of trust, assignment or other security instrument its leasehold interest in and to the Premises or any part thereof, together with its right and interest in and to all buildings and improvements whether now existing or hereafter constructed or placed thereon, and to assign this Lease or any interest therein as collateral for any such mortgage; but any and all such conveyances, mortgages, or assignments shall be subject to this Lease and the right, title and interest of Landlord in the Premises. Landlord hereby consents to a mortgage, deed of trust, assignment or other security instrument in order for Tenant to obtain funds for the construction or remodeling of improvements on the Premises. If any such leasehold mortgage, deed of trust, assignment or other security instrument shall be foreclosed or the leasehold estate sold under any power contained therein, the leasehold mortgagee or other purchaser at such sale shall immediately succeed to all rights of Tenant hereunder. Such mortgagee may at its option at any time before the rights of Tenant shall have been forfeited to Landlord, or within the time permitted for curing or commencing to cure defaults as herein provided, pay any of the rents due, pay any other governmental charges, or insurance premiums, make any deposits, or do any other act or thing required of Tenant by the terms of this Lease to prevent the forfeiture hereof. A leasehold mortgagee shall not become personally liable for any of Tenant’s obligations under this Lease unless and until such mortgagee becomes the owner of the leasehold estate by foreclosure, assignment in lieu of foreclosure or otherwise, and thereafter such mortgagee shall remain liable for such obligations only so long as it remains the owner of the leasehold estate. If the holder of the indebtedness secured by this Lease (“Mortgagee”)

notifies Landlord of the execution of such a leasehold mortgage, deed of trust, assignment or other security instrument and the name and place for service of notices upon such Mortgagee, then and in such event Landlord hereby agrees for the benefit of Tenant and such Mortgagee from time to time that:
          (a) Landlord will give to any Mortgagee simultaneously with service on Tenant a duplicate of any and all notices or demands given by Landlord to Tenant;
          (b) Mortgagee shall have the privilege but not the obligation of performing any of Tenant’s covenants or of curing any defaults by Tenant or of exercising any election, option or privilege conferred upon Tenant by the terms of this Lease;
          (c) Landlord shall not terminate this Lease or Tenant’s right of possession for any default of Tenant if, within the period of time within which Tenant might cure such default, but in no event less than thirty (30) days after Mortgagee receives written notice of such default, such default is cured or caused to be cured by Mortgagee; and
          (d) No liability for the payment of Base Rent, additional rent, or the performance of any of Tenant’s covenants and obligations of this Lease shall attach to or be imposed upon any Mortgagee while not in possession of the Premises.
          (e) Landlord shall not exercise Landlord’s right to terminate this Lease or exercise any other remedies hereunder during the time that any Mortgagee shall be allowed to exercise its rights under its mortgage, provided that (a) the Mortgagee proceeds within thirty (30) days to exercise its rights and remedies under its Mortgage and thereafter prosecutes the same with diligence to completion (subject to such stays and other delays as may be imposed in bankruptcy or other proceedings), and (b) the Mortgagee shall within ten (10) days (i) pay when due to Landlord and other persons all payments required to be paid by Tenant hereunder which have accrued and, as they accrue, all payments required to be paid by Tenant hereunder which shall become due and payable during such period of time, and (ii) perform when required all other obligations of Tenant hereunder during such period of time which are reasonably susceptible of being performed by the Mortgagee, it being acknowledged that some obligations cannot be performed by the Mortgagee until possession or legal title is acquired and other obligations cannot ever be performed or cured by the Mortgagee. The obligations of the Mortgagee under this Section 13(e) shall not deprive the Mortgagee of its various rights to notice and cure as provided above.
          (f) Should Landlord exercise Landlord’s right to terminate this Lease as provided in Section 16 after giving a Mortgagee the protections provided above, Landlord shall give notice thereof to the Mortgagee and offer to the Mortgagee the right to lease the Premises from the date of such termination of this Lease for the remainder of the scheduled Term of this Lease, at the Base Rent and otherwise upon the same terms, covenants, and conditions, as are herein set forth, with the same relative priority as this Lease and having the benefit of vesting in the Mortgagee or its designee or nominee thereof all the rights, title, interest, powers and privileges of Tenant hereunder. The Mortgagee must give notice to Landlord of its election to accept the new lease within thirty (30) days after receipt of the notice from Landlord offering the new lease. If the Mortgagee accepts the new lease, the Mortgagee shall be obligated, within thirty (30) days after delivery to Landlord of notice of such election (subject to automatic extension for the period of any stays or other delays as may be imposed in bankruptcy or other proceedings), to: (i) cure the Event of Default on which such termination was based or, in respect of any Event of Default not capable of cure within such thirty (30) days or which cannot be cured without entry into possession, to proceed to effect cure with due diligence following delivery of such possession; (ii) pay to Landlord all Base Rent due under this Lease up to and including the date of commencement of the term of such new lease; and (iii) pay to Landlord all expenses and reasonable attorney’s fees incurred by Landlord in connection with any such Event of Default and termination and with the preparation, execution and delivery of such new lease. Upon such performance by the Mortgagee (or the designee or nominee thereof) within such time, Landlord shall thereupon execute and deliver such new lease to the Mortgagee or the designee or nominee thereof, having the same relative priority as this Lease and having the benefit of all right, title, interest, powers and privileges of Tenant hereunder until the expiration of the scheduled Term of this Lease, unless the new lease shall thereafter be sooner terminated. Notwithstanding anything contained herein, Landlord shall have the right to manage the Premises during any interval in which transfer of interest from Tenant or Mortgagee or its designee or nominee, pursuant to the terms of this Lease, is being made.
          (g) Anything else herein contained to the contrary notwithstanding, Landlord and Tenant mutually covenant and agree that so long as there exists any unpaid leasehold mortgage, this Lease shall not be modified, amended or altered (unless such change is mandated by law) and that Landlord shall not accept a surrender of the Premises or a termination, cancellation or release of this Lease from Tenant (except pursuant to the exercise of Landlord’s remedies should an Event of Default occur after first complying with the requirements of this Section 13 and after thirty (30) days’ written notice to Mortgagee and opportunity to cure) prior to the expiration of the Term, without the prior written consent of the Mortgagee.
          (h) The Mortgagee, or its designee or nominee acquiring the leasehold estate under this Lease or a new lease shall be obligated under this Lease or the new lease only so long as it shall be vested (other than as security for a debt) with title to all, or any estate or interest in, the leasehold estate under this Lease or the new lease.
          (i) A Mortgagee may be a syndicate of lenders represented by an administrative agent.
          (j) Tenant and Landlord agree that, during the Term of this Lease, Landlord shall have the right to mortgage the fee interest in the Land, provided that (i) Landlord shall have no right or power to mortgage or otherwise create any security or other liens or encumbrances upon or affecting any improvements, fixtures, equipment or other property constructed by Tenant or located thereon, or any part thereof, which will in any way adversely affect or impair the right granted to Tenant hereunder, (ii) Landlord will execute a waiver of lien on the personal property of Tenant, (iii) Landlord shall not have the right or power to mortgage or to modify, extend, renew, replace, refinance or otherwise change or affect any mortgage or deed of trust, at any time or from time to time, created by Tenant pursuant to this Lease, and that all such rights and powers are hereby exclusively and irrevocably vested in and granted to the Tenant, subject to the terms and conditions of this Lease and (iv) any such mortgagee of Landlord shall execute any nondisturbance and estoppel agreements reasonably required by any mortgagee of Tenant. Upon Tenant’s failure to make mortgage payments to any Mortgagee, Landlord shall have the option to make such mortgage payments, and any sum so expended shall become due as additional rent hereunder.
          14. Net Lease. In addition to payment of rents, taxes, assessments and governmental impositions, as herein provided, Tenant shall pay all operating costs and expenses except as otherwise provided in Sections 6 and 16(b), it being the intent of this Lease that Landlord is to receive the rental above specified as net and clear of all costs and charges arising from or relating to the Premises and that Tenant is to pay all charges and expenses of every nature that may be imposed or incurred through the operation of the Premises and its appurtenances in any manner during the Term of this Lease.
          15. Signs. Tenant shall have the right to place signs on the Premises so long as such signs comply with all rules, regulations, laws and ordinances, governmental and otherwise, applicable to the Premises. Such permitted signage shall specifically include a pylon or monument sign at the Premises to the extent permitted by governmental authorities. Tenant shall also be permitted to erect a sign at the Premises prior to the Effective Date, which sign shall advertise the Premises as a future student housing apartment complex of Tenant.
          16. Default or Breach.
          (a) It is agreed by and between the parties hereto that; (i) if Tenant shall fail to make any payment of rents or taxes, assessments, insurance premiums, water rates, or any other sum herein stipulated and agreed to be paid or kept, at the time same is required to be paid under the provisions of this Lease and such failure shall continue for a period of ten (10) days after Tenant receives from Landlord written notice of such delinquent payment, or (ii) if Tenant shall fail to keep and perform any other covenant, condition or agreement herein provided on the part of Tenant to be performed; then, and in such case, Landlord may serve upon Tenant written notice of such default; and if such default shall then continue without being wholly remedied for a period of thirty (30) days after the service of such notice, or in the event of a breach other than the payment of money, Tenant shall not have commenced the remedying of such default within the thirty (30)-day period subsequent to written notice and shall not diligently prosecute compliance to final termination, then it shall and may be lawful for Landlord, without further notice, to declare said Term ended, and to re-enter and re-possess the Premises, and the building and improvements situated thereon, or any part thereof, either with or without process of law, and Tenant does in such event, hereby waive any demand for possession of the Premises, and any and all buildings and improvements then situated thereon, and Tenant covenants and agrees, upon the termination of the Term at the election of Landlord, or in any other way, to immediately surrender and deliver up the Premises and property peaceably to Landlord, or the agents or attorneys of Landlord, immediately upon the termination of the Term, and this Lease shall become void and of no further effect, and Landlord may hold and retain the Premises and all buildings and improvements thereon as of its first or former estate, subject to any mortgage executed pursuant to the terms hereof, and this Lease shall be forfeited to Landlord, and Landlord may bring suit for and collect all of the past-due rents, taxes and assessments. All costs (including attorneys’ fees) occasioned by default of Tenant shall be an expense of Tenant, and shall be due as rental hereunder.

          (b) It is agreed between the parties that if any default shall be made by Landlord in the performance of any covenant or agreement herein contained, and such default shall continue for thirty (30) days after receipt by Landlord of written notice thereof given by Tenant, then no rent shall be paid or become payable under this Lease or any extension thereof for such time as such default shall continue after the expiration of said thirty (30)-day period, and Tenant, at its option, may (i) declare the Term or any extension thereof ended and vacate the Premises and be relieved from all further obligations under this Lease, or (ii) pay any sum necessary to perform any obligations of Landlord hereunder, and deduct the cost thereof, with interest, from any rents thereafter to come due hereunder, or (iii) exercise any other remedies available to Tenant at law or in equity. The performance of each and every agreement herein contained on the part of Landlord shall be a condition precedent to the right of Landlord to collect rent hereunder or to enforce this Lease against Tenant.
          17. Waiver. No waiver by Landlord or Tenant of any default or breach of any covenant, condition, or stipulation herein contained shall be treated as a waiver of any subsequent default or breach of the same or any other covenant, condition or stipulation hereof.
          18. Successors and Assigns. The words “Landlord” and “Tenant” as hereinabove used in this Lease shall mean Landlord and Tenant as mentioned herein, and also, where not inhibited by the context of this Lease, shall mean their respective successors and assigns.
          19. Bankruptcy or Insolvency. Landlord reserves the right to cancel this Lease upon the occurrence of any one or more of the following contingencies: (a) the filing of a petition by or against the then Tenant or its assignee for adjudication as a bankrupt under the United States Bankruptcy Act, as now or hereafter amended or supplemented, or for arrangement within the meaning of Chapter XI of said Bankruptcy Act, or the filing of any petition by or against the then Tenant under any future bankruptcy act for the same or similar relief; (b) the commencement of any action or proceeding for the appointment of a receiver or trustee of the property of the then Tenant; (c) the taking possession of the property of the then Tenant or its assignee by any governmental officer or agency pursuant to statutory authority; (d) the making by the then Tenant of an assignment for the benefit of creditors; (e) the taking from the then Tenant of the term hereby leased, or the seizure or levy thereon under judgment, decree, attachment, execution or other judicial proceedings; provided, that if either (a), (b), (c) or (e) shall be involuntary on the part of the then Tenant, the event in question shall not give Landlord any right to cancel this Lease if the event is removed by Tenant within sixty (60) days.
          20. Notice. All notices, requests, demands or other communications required or permitted under this Lease shall be in writing and delivered either: (i) by certified or registered mail, return receipt requested, postage prepaid; (ii) by a recognized overnight courier service (such as Fed Ex); or (iii) by facsimile transmission made during normal business hours with a copy to follow by registered or certified mail, return receipt requested, postage prepaid or by overnight courier service, addressed as follows:

If to Landlord:	Indian Hills Trading Company, LLC
1179 N. Baver Road
Ritzville, WA 99169
P.O. Box 106
Ritzville, WA 99169

Attention: Dave & Sally Powers
Facsimile:

With a copy to:

Attention:
Facsimile:

If to Tenant:	Campus Crest Development, LLC
2100 Rexford Road, Suite 414
Charlotte, NC 28211
Attention: F. Brian Schneiderman
Facsimile: (704) 496-2598

With a copy to:	Dawn Helms Sharff
Bradley Arant Rose & White LLP
One Federal Place
1819 Fifth Avenue North
Birmingham, Alabama 35203
Facsimile: (205) 488-6200

If to Title Company:	Chicago Title Insurance Company
830 East Main Street
Richmond, Virginia 23219
Attention: Michelle S. McQueen
Facsimile: (804) 521-5756
          All notices given in accordance with the terms hereof shall be deemed received on the next business day if sent by overnight courier, on the same day if sent by facsimile before 5 P.M. (Eastern Standard Time) on a business day, or on the fifth (5th) business day following deposit with the United States Mail as a registered or certified matter with postage prepaid. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 20.
          21. Waiver of Subrogation. All insurance policies carried by either party covering the Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer against the other party. The parties agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated so to do.
          22. Eminent Domain.
          (a) If the whole of the Premises (or if less than all, but, in the reasonable judgment of Tenant, the remaining portion cannot be feasibly operated as then used or intended to be used) shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that possession has been taken.
          (b) In the event of a partial taking or condemnation which takes less than all of the Premises and the Lease is not terminated as set forth in Section 22(a) above, then Tenant, subject to the exceptions provided below, shall promptly restore the Premises to an architectural whole, and this Lease shall continue in full force and effect; provided, however, that the Base Rent shall thereafter be decreased in proportion to the amount of the Premises taken.
          (c) Landlord and Tenant each covenant and agree to seek separate awards in any condemnation proceedings and to use their respective best efforts to see that such separate awards are made at all stages of all proceedings. If the order or decree in any condemnation or similar proceeding shall fail to separately state the amount to be awarded to Landlord and Tenant by way of compensation, damages, rent, the costs of demolition, removal or restoration, or otherwise, then the award should be divided as follows:
               (i) First, to the payment of all demolition and construction costs associated with restoration if the improvements are to be restored by Tenant and/or all costs of removal of rubble and debris if Tenant is obligated to remove the same; and then
               (ii) The remaining proceeds shall be applied as follows: (1) Landlord shall receive the fair market value of the Land; and (2) Tenant shall be entitled to all remaining proceeds.
          23. Covenants To Run with Land. It is hereby covenanted and agreed between the parties hereto that all covenants, conditions, agreements and undertakings in this Lease contained shall extend and inure to the benefit of and be binding upon the successors and assigns of the parties hereto, the same as if they were in every case named and expressed and the same shall be construed as covenants running with the land. All terms and words used in this Lease, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Lease or any Section or clause herein may require, the same as if such words had been fully and properly written in the required number and gender.
          24. Construction; Title to Buildings. Tenant may from time to time construct, repair, remodel, remove or replace improvements on the Land in accordance with applicable laws. Title to any building erected on the Land at any time by Tenant, until the expiration or sooner termination of this Lease, or any extensions hereof, shall remain in Tenant, and Tenant alone shall be entitled to claim any and all depreciation in connection with its federal or state income tax returns.
          25. Intentionally Deleted.

          26. All Inclusive Nature of Lease. This Lease embodies the entire contract of the parties hereto with respect to the demise of the Premises, and this Lease shall not be altered, changed or modified in any respect, except by an instrument of equal dignity to this instrument.
          27. Recording. On the Effective Date, Landlord and Tenant shall execute and record a memorandum of lease in substantially the form attached hereto and incorporated herein by reference as Exhibit C. Landlord shall bear the expense of all recording tax and fees associated with the recordation of any such short form lease, and after recording, a copy of the recorded document shall be delivered to both parties.
          28. Brokers. Each party represents and warrants to the other that there are no real estate brokers or finders in any way entitled to compensation as a consequence of this Lease. Each party hereby indemnifies, defends and holds the other party harmless from any loss, cost (including reasonable attorney’s fees and court costs at trial and all appellate levels), damage, claim, demand or liability for any damages or fees incurred by the indemnified party arising out of breach of the foregoing representation and warranty by the other party. The provisions of this Section shall survive the Effective Date and any subsequent cancellation or termination of this Lease.
          29. Attorneys’ Fees. In the event of any action or proceeding brought for the enforcement or interpretation of this Lease, or the exercise of any rights of Landlord or Tenant hereunder, the prevailing party in such action or proceeding shall be entitled to recover reasonably attorneys’ fees and costs from the non-prevailing party.
          30. Business Days. In the event any period of time provided for in this Lease ends on a day other than a business day on which banks are generally open for a full day for business, such ending date shall automatically be extended to the next business day.
          31. Governing Law. This Lease is governed by, and must be interpreted under, the laws of the State in which the Premises is located.
          32. Estoppel Certificates. Within ten (10) days after request by either party, the notified party shall execute and deliver to the requesting party a sworn statement in recordable form certifying to the requesting party or any Mortgagee any facts that are true with respect to the Premises or this Lease, including (if true) that this Lease is in full force and effect, Tenant is lawfully in possession of the Premises and is not in default, and there are no defenses or offsets under this Lease claimed by the notified party.
          33. Landlord’s Adjacent Property; Use Restriction and Right of First Refusal. Landlord owns certain other property that is adjacent to or near the Premises and is described on Exhibit D attached hereto and made a part hereof (the “Landlord’s Additional Property”), a portion of which is depicted on Exhibit E (the “ROFR Property”). Commencing on the date of this Lease and for a period of two (2) years from the Effective Date, if (a) Landlord receives a good faith, bonafide written offer (an “Offer”) for the purchase of all or any part of the ROFR Property, or (b) if Landlord intends to use any part of the ROFR Property for multifamily or student housing purposes, Landlord shall deliver to Tenant a written notice (an “Offer Notice”) containing an offer to sell such part of the ROFR Property to Tenant on the same terms and conditions as contained in the Offer and having attached thereto a copy of the Offer or on such other terms and conditions as offered by Landlord if there is no Offer. For a period of sixty (60) days after the receipt of an Offer Notice, Tenant shall have the right to purchase such part of the ROFR Property on the terms and conditions set forth in the Offer Notice or on such terms and conditions as may be agreed to between Tenant and Landlord. The parties agree that the terms of this Section 33 shall be memorialized in an agreement on the Effective Date, that said agreement will acknowledge Tenant’s right to seek injunctive relief or any other remedy available at law or in equity in the event of a breach by Landlord, and that said agreement shall be recorded on or before the Rent Commencement Date in the county and state in which the ROFR Property is located. The form of such document shall be reasonably agreed upon by Landlord and Tenant during the Inspection Period.
          34. Infrastructure Improvements. Following the Rent Commencement Date, Tenant agrees to (i) construct (or further improve, as applicable) on a portion of the Premises and Landlord’s Additional Property and dedicate those certain roadways depicted on Exhibit F attached hereto and made a part hereof, as may be required by the applicable governmental authorities (collectively, the “Roadways”) and (ii) construct and install, to the extent necessary, on and under the Premises and Landlord’s Additional Property, the utilities necessary for the Tenant’s intended development of the Premises, including sanitary sewer and storm sewer (together with the Roadways, the “Infrastructure Improvements). Tenant and Landlord estimate the reasonable cost (i) to construct (or with regard to Roadway “D,” install frontage improvements) and dedicate the Roadway labeled “A” on Exhibit F to be $280,000, the Roadway labeled “B” on Exhibit F to be $385,000, the Roadway labeled “C” on Exhibit F to be $360,000 and the Roadway labeled “D” on Exhibit F to be $100,000 and (ii) to construct the Infrastructure Improvements to be $125,000. Landlord agrees to grant to Tenant on or prior to the Rent Commencement Date a temporary construction easement over a portion of Landlord’s Additional Property for the construction of the Infrastructure Improvements and an access easement over any portion of the Roadways until such time as said Roadways have been dedicated for public use. Such easement agreement shall be recorded on or prior to the Rent Commencement Date in the real property records of the county in which Landlord’s Additional Property is located. The form of said easement agreement and the location of said easement areas shall be reasonably agreed upon by Landlord and Tenant during the Inspection Period.
          35. Monument Sign Easement. Landlord agrees to grant to Tenant on or prior to the Rent Commencement Date a temporary construction easement and permanent signage and access easement over a portion of Landlord’s Additional Property adjacent to Highway 95 and depicted on Exhibit G for the construction and maintenance of a monument sign of no greater size than provided on Exhibit G (the “Monument Sign”). Such easement agreement shall be recorded on or prior to the Rent Commencement Date in the real property records of the county in which Landlord’s Additional Property is located and shall provide that, following two (2) years from the Effective Date, if requested by the Landlord, Tenant shall remove the Monument Sign from said portion of Landlord’s Additional Property at Tenant’s sole cost and expense. The form of said easement agreement and the location of said easement area shall be reasonably agreed upon by Landlord and Tenant during the Inspection Period.
          36. Existing Tenant. Landlord hereby represents and warrants that Thompson, et al, Inc. (the “Existing Tenant”) currently has certain wheat farming rights at the Premises pursuant to that certain oral lease agreement currently in effect (the “Existing Tenant Lease”). At or prior to Rent Commencement Date, the Existing Tenant Lease shall be terminated and the Existing Tenant shall have no further rights related to the Premises. On or prior to the Rent Commencement Date, Tenant agrees to compensate the Existing Tenant for the fair market value of any wheat that Existing Tenant was unable to harvest in late summer 2008 as a result of Tenant’s leasing of the Premises less any expenses that Existing Tenant did not incur as a result of not harvesting such wheat; provided, however, that in no event will such payment by Tenant to the Existing Tenant exceed $15,000.
          37. Letter of Credit. Prior to the date on which Tenant commences grading the Land in preparation for the construction of the intended improvements thereon, Tenant shall deliver a letter of credit naming the Title Company as the beneficiary in the amount of One Hundred Thousand and No/100 Dollars ($100,000). The letter of credit will have an expiration date sufficient for the Title Company to satisfy all obligations created under this Lease. At such time as Tenant commences vertical construction on said improvements, said letter of credit shall be released to Tenant and terminated. In the event that Tenant defaults under this Lease beyond any applicable notice and cure periods and this Lease is terminated as provided in Section 16(a), Tenant authorizes the Title Company to disburse the proceeds of said letter of credit to Landlord, subject to the demand provisions thereof.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective duly authorized representatives as of the day and year first above written.

LANDLORD: INDIAN HILLS TRADING COMPANY, LLC
By:	/s/ Sally N. Powers
	Name:	Sally N. Powers
Its: Manager, IHTC LLC

TENANT: CAMPUS CREST DEVELOPMENT, LLC
By:	/s/ F. Brian Schneiderman
	Name:	F. Brian Schneiderman
Its: General Counsel

STATE OF WASHINGTON	)
	)	ss.
County of Adams	)
          I certify that I know or have satisfactory evidence that SALLY N. POWERS signed this Ground Lease Agreement, on oath stated that she was authorized to execute the instrument, and acknowledged it as the Manager of INDIAN HILLS TRADING COMPANY, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
          DATED this 28th day of February, 2008.

/s/ Kenneth D. Carpenter
NOTARY PUBLIC (Signature)

/s/ Kenneth D. Carpenter
(Printed Name)
My commission expires 9/29/2009

STATE OF SOUTH CAROLINA	)
	)	ss.
County of Randolph	)
     I certify that I know or have satisfactory evidence that F. Brian Schniederman signed this Ground Lease Agreement, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the                                          of CAMPUS CREST DEVELOPMENT, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
     DATED this 20th day of March, 2008.

/s/ Kimberly Mehall
NOTARY PUBLIC (Signature)
Kimberly Mehall
(Printed Name)
(Seal or Stamp)	My commission expires 08-19-2009

EXHIBIT A
[Description of Premises]

EXHIBIT “A”

HIGHWAY 95
SECTION LINE
PALOUSE RIVER DRIVE
NELSON ADDITION
Block 1
NURSERY STREET
SOUTHVIEW AVE
INDIAN HILLS 7TH ADDITION
INDIAN HILLS DRIVE
N

HEDCO

CAMPUS CREST GROVE AT MOSCOW
CAMPUS CREST DEVELOPMENT, LLC.
MOSCOW, IDAHO

A

801-A

EXHIBIT B
[Landlord Deliverables]
(a)	Copy of the most recent real estate tax bills for the Premises; and

(b)	Copy of Landlord’s vesting deed and any existing title insurance commitment, title report or title policy for the Premises.

EXHIBIT C
[Form of Memorandum of Lease]
MEMORANDUM OF GROUND LEASE
     This Memorandum of Ground Lease (this “Memorandum”) is made and entered into effective the                 day of                                               , 2008, by and between Indian Hills Trading Company, LLC, an Idaho limited liability company (“Landlord”), whose address for purposes hereof is                                                        , and Campus Crest Development, LLC, a North Carolina limited liability company (“Tenant”), whose address for purposes hereof is 2100 Rexford Road, Suite 414, Charlotte, NC 28211, Attention: F. Brian Schneiderman.
Recitals
     A. Landlord has leased certain real property located in Moscow, Latah County, Idaho, as further described on Exhibit “A” attached hereto and made a part hereof (the “Premises”), to Tenant pursuant to a Ground Lease Agreement dated effective                                         , 2008, which is incorporated herein by reference as if appearing in full (the “Lease”).
     B. The parties wish to provide record notice of certain of the terms and conditions of the Lease.
Agreement
     NOW, THEREFORE, Landlord and Tenant do hereby state the following:
     1. Lease of the Premises. Landlord does hereby lease the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon the terms and conditions stipulated in the Lease.
     2. Term. The initial term of this Lease shall be for a period of ninety-nine (99) years, commencing                                         , and ending                                       , unless extended or sooner terminated as provided by the Lease.
     3. Option to Extend. The terms of the Lease provide Tenant with one (1) option to renew the term of the Lease for a twenty-five (25)-year term.
     4. Landlord’s Adjacent Property; Right of First Refusal. Landlord owns certain other property that is adjacent to or near the Premises and is described on Exhibit “B” attached hereto and made a part hereof (the “ROFR Property”). Section 33 of the Lease provides that if (a) Landlord receives a good faith, bonafide written offer (an “Offer”) for the purchase of all or any part of the ROFR Property, or (b) if Landlord intends to use any part of the ROFR Property for multifamily or student housing purposes, Landlord shall deliver to Tenant a written notice (an

“Offer Notice”) containing an offer to sell such part of the ROFR Property to Tenant on the same terms and conditions as contained in the Offer and having attached thereto a copy of the Offer or on such other terms and conditions as offered by Landlord if there is no Offer. For a period of sixty (60) days after the receipt of an Offer Notice, Tenant shall have the right to purchase such part of the ROFR Property on the terms and conditions set forth in the Offer Notice or on such terms and conditions as may be agreed to between Tenant and Landlord. It is agreed that Tenant shall have the right to seek injunctive relief or any other remedy available at law or in equity in the event of a breach by Landlord of this terms hereof.
     5. Conflict. In the event of a conflict between the terms and provisions of this Memorandum and the Lease, the Lease shall govern and control. Copies of the Lease are held by both Landlord and Tenant at the respective addresses first set forth above.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date and year first above written.

LANDLORD: INDIAN HILLS TRADING COMPANY, LLC
By:	/s/ Sally N. Powers
	Name:	Sally N. Powers
	Title:	Manager, IHTC LLC

TENANT: CAMPUS CREST DEVELOPMENT, LLC
By:	/s/ F. Brian Schneiderman
	Name:	F. Brian Schneiderman
	Title:	General Counsel

STATE OF WASHINGTON	)
) ss.
County of Adams	)
     I certify that I know or have satisfactory evidence that SALLY N. POWERS signed this Memorandum of Ground Lease, on oath stated that she was authorized to execute the instrument, and acknowledged it as the Manager of INDIAN HILLS TRADING COMPANY, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
     DATED this 28th day of February, 2008.

/s/ KENNETH D. CARPENTER
NOTARY PUBLIC (Signature)
KENNETH D. CARPENTER
(Printed Name)
(Seal or Stamp)	My commission expires 9/29/2009

STATE OF NORTH CAROLINA	)
) ss,
County of Randolph	)
     I certify that I know or have satisfactory evidence that F. Brian Schneiderman signed this Memorandum of Ground Lease, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the                                                              of CAMPUS CREST DEVELOPMENT, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
     DATED this 20th day of March, 2008.

/s/ Kimberly Mehall
NOTARY PUBLIC (Signature)
Kimberly Mehall
(Printed Name)
(Seal or Stamp)	My commission expires 08/19/2009

Exhibit “A”
To the Memorandum of Ground Lease
[Description of Premises]

Exhibit “B”
To the Memorandum of Ground Lease
[Landlord’s ROFR Property)

EXHIBIT D
[Landlord ‘s Additional Property]

EXHIBIT “A”

HIGHWAY 95
SECTION LINE
PALOUSE RIVER DRIVE
NELSON ADDITION
Block 1
Block 1
Lot 2
14.01 Acres
Block 1
NURSERY STREET
SOUTHVIEW AVE
INDIAN HILLS 7TH ADDITION
INDIAN HILLS DRIVE
PALOUSE RIVER DRIVE
HEDCO
CAMPUS CREST GROVE AT MOSCOW
CAMPUS CREST DEVELOPMENT, LLC.
MOSCOW, IDAHO
D

EXHIBIT E
[ROFR Property]

EXHIBIT “E”

HIGHWAY 95
SECTION LINE
PALOUSE RIVER DRIVE
Block 1
NURSERY STREET
SOUTHVIEW AVE
INDIAN HILLS 7TH ADDITION
INDIAN HILLS DRIVE
PALOUSE RIVER DRIVE

HEDCO

CAMPUS CREST GROVE AT MOSCOW
CAMPUS CREST DEVELOPMENT, LLC.
MOSCOW, IDAHO

E
E-108

EXHIBIT F
[Depiction of Roadways]

EXHIBIT “F”

HIGHWAY 95
SECTION LINE
PALOUSE RIVER DRIVE
OFFSITE SANITARY
& STORM SEWER
NELSON ADDITION
Block 1
NURSERY STREET
INDIAN HILLS 7TH ADDITION
INDIAN HILLS DRIVE
PALOUSE RIVER DRIVE

HEDCO

CAMPUS CREST GROVE AT MOSCOW
CAMPUS CREST DEVELOPMENT, LLC.
MOSCOW, IDAHO

EXHIBIT G
[Depiction of Monument Sign Area and Size]

EXHIBIT “G”

N
R.O.W.
"MONUMENT SIGN"
(8'x5'x2')
20'
MONUMENT SIGN EASEMENT
20'
R.O.W.
SOUTHVIEW AVE
HIGHWAY 95
R.O.W.
50
0
50
100
150
Scale: 1" = 50'

#2102

CAMPUS CREST GROVE AT MOSCOW
CAMPUS CREST DEVELOPMENT, LLC.
MOSCOW, IDAHO

SCALE 1"=50'	
DRAWN BY BJW	CHECKED BY JSH
DATE 2-27-08	JOB # 801
SHEET G	
DRAWING # 801-G